MICROMEM TECHNOLOGIES INC.
777 Bay Street, Suite 1910, Toronto, Ontario M5G 2E4

INFORMATION CIRCULAR MANAGEMENT SOLICITATION

1.    GENERAL PROXY INFORMATION

1.1  SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by and on behalf of the Management of Micromem Technologies Inc. (the "Corporation") for use at the Annual Meeting of the Shareholders of the Corporation to be held at the Albany Club, 91 King Street East, Toronto, Ontario, M5C 1G3 at the hour of 2:30 p.m. (EST), on Friday, June 25, 2004, (the "Meeting") for the purposes set out in the accompanying Notice of Meeting. The cost of solicitation of proxies will be borne by the Corporation.

1.2  APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are either directors or representatives of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION, TO REPRESENT THEM AT THE MEETING MAY DO SO by inserting such other person's name in the blank space provided in the form of proxy and depositing the completed proxy with the Secretary of the Corporation as instructed herein below. A proxy can be executed by the shareholder or their attorney duly authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

In addition to any other manner permitted by law, the proxy may be revoked before it is exercised by instrument in writing executed and delivered in the same manner as the proxy at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used or delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time of voting and upon either such occurrence, the proxy is revoked.

1.3  DEPOSIT OF PROXY

By resolution of the directors duly passed, ALL PROXIES TO BE USED AT THE MEETING MUST BE DEPOSITED NOT LATER THAN 4:00 P.M. ON THE LAST BUSINESS DAY PRECEDING THE DAY OF THE MEETING, BEING THURSDAY, JUNE 24, 2004, OR ANY ADJOURNMENT THEREOF, WITH THE CORPORATION'S TRANSFER AGENT, EQUITY TRANSFER SERVICES INC., SUITE 420, 120 ADELAIDE STREET WEST, TORONTO, ONTARIO, M5H 3C3, provided that a proxy may be delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment prior to the time for voting. A return envelope has been included with this material.

1.4  VOTING BY NON-REGISTERED SHAREHOLDERS

Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares owned by a person (a "non-registered holder") are registered either (a) in the name of an intermediary (an "Intermediary") that the non-registered holder deals with in respect of the common shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered savings plans, registered retirement income funds, registered education savings plans and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS") of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Management Information Circular and the accompanying Notice of Meeting together with the form of proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to non-registered holders of common shares.

Intermediaries are required to forward the Meeting Materials to non-registered holders unless a nonregistered holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to non-registered holders. Generally, non-registered holders who have not waived the right to receive Meeting Materials will either:

(a) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the non-registered holder but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered holder when submitting the proxy. In this case, the non-registered holder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above under "Appointment of Proxies"; or

(b) be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the non-registered holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a " Voting Instruction Form") which the Intermediary must follow. Typically the non-registered holder will also be given a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a Voting Instruction Form, the non-registered holder must remove the label from the instructions and affix it to the Voting Instruction Form, properly complete and sign the Voting Instruction Form and submit it to the Intermediary or its services company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit non-registered holders to direct the voting of the common shares they beneficially own. Should a non-registered holder who receives either form of proxy wish to vote at the Meeting in person, the non-registered holder should strike out the persons named in the form of proxy and insert the non-registered holder's name in the blank space provided. Non-registered holders should carefully follow the instructions of their Intermediary including those regarding when and where the form of proxy or Voting Instruction Form is to be delivered.

1.5  EXERCISE OF DISCRETION OF PROXIES

The persons named in the accompanying form of proxy for use at the meeting will vote the shares in respect of which they are appointed in accordance with the directions of the shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTIONS, SUCH SHARES SHALL BE VOTED "FOR":

  the election of directors as nominated by Management;

  the appointment of Ernst & Young LLP, Chartered Accountants, as auditors of the Corporation in respect of the current year and to authorize the directors to fix their remuneration;

  the approval, with or without variation, of a resolution authorizing the Corporation to issue common shares pursuant to private placement agreements with arm's length subscribers, public distributions or as consideration for the acquisition of assets by the Corporation during the ensuing 12-month period;

  ratification of all acts of the directors and officers of the Corporation; and

  such further and other business as may be properly brought before the Meeting or any adjournment thereof.

ALL AS MORE PARTICULARLY DESCRIBED IN THIS CIRCULAR.

Items 1, 2, 3, and 4 require approval by a simple majority (50%) of all votes cast at the Meeting.

The enclosed form of proxy confers discretionary authority upon the person named herein with respect to any amendment, variation or other matter to come before the meeting, other than the matters referred to in the Notice of Meeting. HOWEVER, IF ANY SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS WHICH ARE NOT NOW KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXIES HEREBY SOLICITED WILL BE VOTED THEREON IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING SUCH PROXIES.

1.6  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of common shares, of which 51,582,187 are issued and outstanding as fully paid and non-assessable as at May 25, 2004.

The record date for the Meeting is May 25, 2004. Each shareholder of record will be entitled to one vote for each common share held at the Meeting or any adjournment or postponement thereof, except to the extent that a person has transferred any shares after that date and the transferee of such shares establishes proper ownership and requests not later than 10 days before the Meeting or any adjournment or postponement thereof that the transferee's name be included in the list of shareholders entitled to vote at the Meeting.

To the knowledge of the directors and senior officers of the Corporation, as at May 25, 2003 the following persons or companies beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the common shares of the Corporation:

	Class of	Number of securities	Percentage of class of
Name	Securities	owned or controlled	outstanding voting
			shares
CDS & Co.[1]	Common Shares	31,934,226	61.9%
Cede & Co.[1]	Common Shares	6,953,365	13.4%

Notes:
(1) The Corporation is not aware of the beneficial holders of the shares held by this financial intermediary.

2.    MANAGEMENT REMUNERATION

2.1  EXECUTIVE COMPENSATION

Pursuant to applicable securities regulations, the Corporation must disclose the compensation paid to its "Named Executive Officers ". This includes the Corporation's Chie f Executive Officer and the Corporation's Chief Financial Officer (or an individual that served in a similar capacity) and the other three most highly compensated executive officers provided that disclosure is not required for those executive officers, other than the Chief Executive Officer and Chief Financial Officer, whose total salary and bonus did not exceed $150,000. Executive officers of the Corporation include the Chairman of the Board, the President and Vice-President in charge of a principal business unit such as sales, finance or production, and any officer of the Corporation or other subsidiaries who performs a policy-making function in respect of the Corporation, whether or not such officer is also a director of the Corporation or its subsidiaries. Other than as disclosed below, at the end of the most recently completed fiscal year, the Corporation had no executive officers whose salary and bonus exceeded $150,000. The Corporation's Chief Executive Officer and Chief Financial Officer received the following compensation for the past three fiscal years ended October 31, 2003, 2002 and 2001:

	Annual Compensation				Long-Term Compensation
				Awards		Payouts
						Restricted	Long Term
					Securities	Shares or	Incentive
				Other Annual	Under	Restricted	Plan
Name and		Salary	Bonus	Compensation	Options	Share Units	Payouts	All other
Principal Position	Year	(US$)	(US$)	(US$)	Granted (#)	(US$)	(US$)	Compensation
								(US$)
Joseph Fuda	2003	83,154	-	-	850,000 (1)	-	-	-
Chief Executive	2002	100,000	-	-	-	-	-	-
Officer	2001	-	-	-	500,000(2)	-	-	-
Antonio Lopes	2003	20,789	-	-	300,000 (1)	-	-	-
Chief Financial	2002	1,590	-	-	-	-	-	-
Officer	2001	-	-	-	-	-	-	-

Notes:
(1) Each option entitles the holder to purchase one common share of Micromem at $0.10 prior to expiry and is fully vested.
(2) 150,000 of these options vested on June 30, 2001; 250,000 would vest on take-over or change of control of the Company. These options were tendered back to Micromem and cancelled on November 1, 2002.

(Balance of this page intentionally left blank)

Option Grants During the Most Recently Completed Financial Year

		% of Total Options		Market Value of
	Securities	Granted to	Exercise or	Securities
	Under Options	Employees in	Base Price	Underlying Options on	Expiration
Name	Granted (#)	Financial Year	(US$/Security)	Date of Grant	Date
				(US$/Security)
Joseph Fuda	850,000	16%	$0.10	$0.10	July 1, 2008
Antonio Lopes	300,000	6%	$0.10	$0.10	July 1, 2008

Aggregated Option Exercises During the Most Recently Completed Financial Year and Financial Year-End Option Values

	Securities			Value of Unexercised in-the-
	Acquired on	Aggregate Value	Unexercised Options/SARs	money Options/SARs
	Exercise	Realized[1]	at Financial Year End	at Financial Year End[1]
Name	(#)	(US$)	(#)	(US$)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Joseph Fuda	-	-	850,000/0	$68,000/0
Antonio Lopes	-	-	300,000/0	$24,000/0

Notes:
(1) Market value of underlying securities at the date of exercise minus the exercise price.

(Balance of this page intentionally left blank)

2.2  TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

Joseph Fuda

Mr. Joseph Fuda was appointed as the Corporation's President and Chief Executive Officer and as a director of the Corporation on February 13, 2002. He was paid compensation of (US) $83,154 for the 2003 fiscal year. Effective November 15, 2003, Mr. Fuda ceased to receive any compensation as an executive officer of the Corporation.

Manoj Pundit

Effective November 1, 2002, Mr. Pundit agreed to a reduction of his compensation to approximately (US) $75,000 per annum. Effective November 1, 2003, Mr. Pundit ceased to receive any compensation as an executive officer of the Corporation.

2.3  COMPENSATION COMMITTEE

The Corporation does not have a Compensation Committee. The Corporation's executive compensation program is administered by the board of directors and meets on compensation matters as and when required. The members of the Corporation's board of directors during the last fiscal year are as follows:

Name	Dates Served as Director
Salvatore Fuda	January 1992 to present
Stephen Fleming	January 11, 1999 to present
Charles Harnick	June 29, 2000 to present
Andrew Brandt	June 29, 2000 to present
George Kennedy	June 29, 2000 to present
David Sharpless	March 14, 2001 to present
Manoj Pundit	March 14, 2001 to present
Dale Hensley	March 14, 2001 to present
Steven Van Fleet	March 6, 2002 to present
Joseph Fuda	February 13, 2002 to present

2.4  REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Program

The executive compensation program is designed to encourage, reward and provide incentives to executives on the basis of corporate and individual performance. The Corporation does not have a formal executive compensation program based on targeted performance.

Executive compensation includes cash compensation in the form of a base salary and stock options subject to vesting provisions. The Corporation offered signing bonuses to some executives in previous fiscal years. The Corporation does not have a specific formula rating each of the components of executive compensation.

The Corporation assessed the performance of Salvatore Fuda and Joseph Fuda, in their respect capacities as the Corporation's Chief Executive Officer during fiscal 2002, almost entirely on their respective efforts and results in raising funds for the Corporation, while carrying out other significant management responsibilities such as strategic planning, identification of licensing opportunities and direction of overall day to day management functions.

Base Salary

The level of base salary for each executive employee is determined by the level of responsibility of his or her position, the individual's qualifications and experience and his or her performance. The Corporation believes that it is imperative to pay remuneration comparable to that paid by competitors in the industry.

Stock Options

Options are offered to executives to purchase common shares at an exercise price equal to or above the market price for the common shares at the date that the options are granted.

Report submitted by the Board of Directors: Andrew Brandt Charles Harnick David Sharpless George Kennedy Joseph Fuda Manoj Pundit Salvatore Fuda Stephen Fleming Steven Van Fleet

2.5  COMPENSATION OF DIRECTORS

Options are offered to directors to purchase common shares at an exercise price equal to or above the market price for the common shares at the date that the options are granted. The aggregate direct compensation paid or accrued on behalf of all other directors, as a group during the most recently completed fiscal year was US$1,940.

2.6  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under
	warrants and rights	warrants and rights	equity compensation
	(a)		plans (excluding
securities reflected in
column (a)
Equity Compensation	5,300,000	$0.10	7,700,000
Plans approved by
securityholders
Total	5,300,000		7,700,000

3.    PARTICULARS OF MATTERS TO BE ACTED UPON

3.1  ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of 9 directors and the Board has determined to set the number of directors to be elected at 9. The persons named in the enclosed form of proxy for the Meeting (unless otherwise instructed) intend to vote for the election of the nominees whose names are set forth below. Management does not contemplate that any of the nominees will be unable to serve as a director, but should this occur for any reason before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote for another person or persons of their choice in their place or stead unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is elected or appointed, unless his or her office is earlier vacated according to the provisions of the by-laws of the Corporation or the Business Corporations Act (Ontario).

The following table states the names of the persons nominated by management for election as directors, their province/state of residency, current principal occupation, business or employment and the same for the previous five years unless disclosed in a information circular previously provided to shareholders, and the approximate number of shares of the Corporation beneficially owned, directly, or indirectly, or over which control or direction is exercised, by each of them as of May 25, 2004. The information as to shares beneficially owned or controlled has been furnished by each of the management nominees:

Number of
Common
Name,		Shares
Province/State of		Beneficially
Residence and		Owned or
Director Since	Principal Occupation	Controlled

Joseph Fuda
Ontario, Canada	President and Chief Executive Officer of the Corporation	765,000
February 13, 2002

Salvatore Fuda
Ontario, Canada	Chairman of Ontex Resources Limited (TSE) and Chairman of Pifher
January 1992	Resources Inc. (TSX Venture Exchange)	2,455,292

Andrew Brandt (1)
Ontario, Canada	Chair and Chief Executive Officer of the Liquor Control Board of
June 29, 2000	Ontario	3,000

Stephen Fleming (2)
Florida, USA	Managing Director of ASF International Inc.	None
January 11, 1999

Charles Harnick (1)	President of Ontex Resources Limited (TSE); and Lawyer with Sutts,
Ontario, Canada	Strosberg LLP	800
June 29, 2000

George Kennedy
Washington D.C.,	Managing Partner of Source International
USA		None
June 29, 2000

Manoj Pundit
Ontario, Canada	Partner, Chitiz Pathak LLP	2,478
March 14, 2001

David Sharpless (1)
Ontario, Canada	Chairman, Maverick Inc.	None
March 14, 2001

Number of
Common
Name,		Shares
Province/State of		Beneficially
Residence and		Owned or
Director Since	Principal Occupation	Controlled

Steven Van Fleet	Program Director, Silent Commerce/Smart Packaging Initiative,
New York, USA	International Paper Company	None
March 6, 2002

Notes:
(1) Denotes member of the Audit Committee. The Corporation does not have an executive committee.
(2) Stephen Fleming made a Chapter 13 voluntary assignment into bankruptcy on 09/05/1996 in the United States
      Bankruptcy Court District of New Mexico. Mr. Fleming was subsequently discharged from bankruptcy on 03/1/1998.

3.2  APPOINTMENT OF AUDITORS

The directors of the Corporation have proposed to nominate Ernst & Young LLP, Chartered Accountants, for re-appointment as auditors of the Corporation for the current fiscal year.

Shareholders are requested by Management to approve the appointment of Ernst & Young LLP, Chartered Accountants, as the Corporation's auditors until the next annual meeting of shareholders and to authorize the directors to fix their remuneration.

Unless authority to do so is withheld, the persons named in the enclosed form of proxy intend to vote for the appointment of Ernst & Young LLP, Chartered Accountants, Toronto, Ontario, as auditors of the Corporation, to hold office until the next annual meeting of shareholders at a remuneration to be fixed by the directors.

3.3  APPROVAL FOR ISSUE OF ADDITIONAL SHARES

In order to continue to develop and to market Micromem's technologies, as well as to augment the Corporation's working capital, it is contemplated that the Corporation may complete private placements and/or public distributions and issuances of shares to complete further acquisitions. Management considers that it is in the best interests of the Corporation to obtain a blanket authorization from the shareholders for additional private placements, public distributions and for the purpose of completing further acquisitions through share issuances during the next 12 months. Blanket approval will obviate the necessity of obtaining shareholder approval for each specific private placement, public distribution or acquisition through share issuance, thereby reducing the time and costs relating to such transactions.

Shareholders are being asked to pass a resolution authorizing the Corporation to issue a number of common shares pursuant to private placement agreements with arm's length subscribers and/or public distributions and/or acquisitions during the ensuing 12-month period, up to 100% of the number of common shares which will be outstanding at the date of this Meeting.

The private placements and public distributions will only be negotiated if management believes the subscription price is reasonable in the circumstances and if the funds are required by the Corporation to fund its activities. Any private placement, public distribution or acquisition involving an issue of common shares authorized pursuant to the resolution being sought herein may result in a change of control of the Corporation. All private placements, acquisitions involving the issuance of shares by the Corporation and public distributions authorized hereunder will be completed within the 12-month period from the date upon which the blanket authorization is given by shareholders and will be completed with arm's length placees. The share subscription prices will comply with applicable rules.

The resolution approving the issue of shares pursuant to private placements and/or public distribution and/or the acquisitions of assets is attached hereto as Schedule "A". In the event that shareholders do not pass this resolution, the Corporation may be required to seek shareholder approval for each private placement, public distribution and/or acquisition involving issuances of shares negotiated hereafter thereby causing the Corporation to incur expenditures of additional time and money. Shareholders are requested to vote in favor of the resolution.

3.4  RATIFICATION OF ALL ACTS OF THE OFFICERS AND DIRECTORS

The Corporation seeks shareholder approval of a resolution ratifying, confirming and approving all acts of the directors and officers of the Corporation. The resolution ratifying, confirming and approving all acts of the directors and officers of the Corporation is attached hereto as Schedule "B". Shareholders are requested to vote in favor of the resolution.

4.    INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS AND INDEBTEDNESS OF DIRECTORS AND OFFICERS

During the most recently completed fiscal year, there have been no material transactions in which the Corporation or any of its subsidiaries was a party, and in which any director or officer of the Corporation or nominee for election as a director of the Corporation or of any of its subsidiaries or any associate or affiliate thereof had a direct or indirect material interest.

During the most recently completed fiscal year, no officer, director or proposed nominee for election as a director and no associate of any officer, director or proposed nominee for election as a director, has been indebted to the Corporation where such indebtedness has not been repaid at the date hereof.

5.   CERTIFICATE OF APPROVAL OF DIRECTORS

This Information Circular and the mailing of same to shareholders has been approved by the Board of Directors of the Corporation.

DATED this 28th day of May, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

"Joseph Fuda" (signed)
Joseph Fuda
President, C.E.O. and Director

SCHEDULE "A"

RESOLUTIONS OF THE SHAREHOLDERS OF

MICROMEM TECHNOLOGIES INC.

Approval of Issuance of Shares pursuant to Private Placements and/or Public Distributions and/or Acquisitions of Assets

"BE IT RESOLVED THAT:

  the Corporation is hereby authorized to issue up to a number of common shares equal to 100% of the number of common shares of the Corporation that will be outstanding as at the date of the Meeting during the 12 months following the Meeting pursuant to private placements and/or public distributions and/or acquisitions by the Corporation;

  any officer and/or director of the Corporation be and he is hereby authorized and directed, for and in the name of and on behalf of the Corporation, to execute and deliver all such other agreements, amendments, instruments, certificates and other documents and to do all such other acts and things as he may determine to be necessary or advisable; and

  the directors of the Corporation be and they are hereby authorized to revoke this resolution and not proceed with the private placements and/or public distributions and/or acquisitions without further approval of the shareholders."

SCHEDULE "B"

RESOLUTIONS OF THE SHAREHOLDERS OF
MICROMEM TECHNOLOGIES INC.

Ratification of all Acts of the Officers and Directors

"BE IT RESOLVED THAT all acts of the directors and officers of the Corporation since the date of the last annual meeting are approved, confirmed and ratified."